                                                                    Exhibit 99.1

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                              SHAREHOLDER AGREEMENT

                           Dated as of August 20, 2007

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                                TABLE OF CONTENTS
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                                      -i-

                              SHAREHOLDER AGREEMENT

            THIS  SHAREHOLDER  AGREEMENT (this  "AGREEMENT") is made and entered into this 20th day of August  2007 among (i) Gilman + Ciocia,  Inc.,  a Delaware corporation (the "COMPANY"); (ii) each of the shareholders set forth on SCHEDULE
I (the "SCHEDULE OF INVESTOR  SHAREHOLDERS")  attached hereto; (iii) each of the shareholders set forth on SCHEDULE II (the "SCHEDULE OF EXISTING  SHAREHOLDERS")
attached hereto;  and (iv) each Person that subsequently  becomes a party hereto pursuant to a Permitted Transfer.

                                    RECITALS

            WHEREAS,  this  Agreement is made pursuant to (i) the Stock Purchase
Agreement,  dated April 25,  2007,  by and among the Company and the  purchasers named  therein  (the  "INVESTOR  PURCHASE  AGREEMENT"),  which  provides for the issuance  by the  Company  to  the  Investor  Shareholders  of an  aggregate  of
40,000,000 shares (the "INVESTOR SHARES") of the Common Stock and (ii) the Stock
Purchase Agreement, dated by and among the Company and the Existing Shareholders dated August 20, 2007, (the "PLACEMENT PURCHASE  AGREEMENT",  and, together with the Investor Purchase Agreement, the "PURCHASE AGREEMENTS"),  which provides for the  issuance by the Company to the  Existing  Shareholders  of an  aggregate of
40,000,000  shares  (together with all other shares of Common Stock owned by the
Existing  Shareholders or their Affiliates,  the "EXISTING SHAREHOLDER SHARES").
The execution of this Agreement is a condition to the closing under the Purchase
Agreements.

            WHEREAS,   the  parties   hereto   desire  to  enter  into   certain
arrangements relating to the Company and the Shares.

            NOW,  THEREFORE,  in consideration of the foregoing  recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1   CERTAIN DEFINED TERMS.  As used herein,  the following terms shall have the following meanings:

            "AFFILIATE"  means,  with  respect to any  Person,  (i) a manager or managing member if such Person is a limited liability company, a trustee if such
Person is a trust,  a general  partner if such Person is a limited  partnership,
(ii) a director or  executive  officer of such Person,  (iii) a spouse,  parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any Person  identified  in (i) and (ii)  hereof),  and (iv) any other  Person that, directly or indirectly through one or more  intermediaries,  controls,  is controlled by or is under common control with such Person.

            "AFFILIATE  TRANSACTION"  means any action of either the  Company or any  Subsidiary  of the Company,  direct or indirect,  to (i) make or effect any payment to any  Affiliate of either the Company or a Subsidiary  of the Company,
(ii) sell,  lease,  transfer or otherwise dispose of any of the Company's or any of its Subsidiaries'  respective properties or assets to any Affiliate of either the Company or a Subsidiary of the Company,  or (iii) enter into,  make,  amend, renew or extend  any  transaction,  contract,  agreement,  understanding,  loan, advance or guarantee with any Affiliate of either the Company or a Subsidiary of the  Company,  other  than  employment  agreements  approved  by  the  Board  in connection with satisfying its obligations under the Investor Purchase Agreement and  agreements  relating  to grants of stock  options  or other  equity  awards approved by the Board and permitted by Section 2.1(d)(i) hereof.

            "AGREEMENT" has the meaning assigned to such term in the preamble.

            "AGREEMENT  TERMINATION DATE" means the first date after the Closing
Date on which  the  Investor  Shareholders  own of record  less than  16,000,000 shares of Common Stock (subject to adjustments  for stock splits,  subdivisions, combinations, stock dividends or similar reclassifications of the Common Stock).

            "BENEFICIAL  OWNER(SHIP)" and "BENEFICIALLY OWN" shall be determined in accordance with Rule 13d-3 under the Exchange Act; PROVIDED,  HOWEVER, that a
Person shall be deemed to  beneficially  own any securities  that such Person or any of such Person's  Affiliates has the right to acquire (whether such right is exercisable  immediately  or only  after the  passage of time)  pursuant  to any agreement,  arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise
(it being  understood that such Person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for such securities.

            "BOARD" means the Board of Directors of the Company.

            "BUSINESS  DAY"  means any day that is not a  Saturday,  a Sunday or other day on which banks are required or  authorized  by law to be closed in The
City of New York.

            "CAPITAL  STOCK" means,  with respect to any Person at any time, any
and  all  shares,  interests,   participations  or  other  equivalents  (however
designated,   whether  voting  or  non-voting)  of  capital  stock,  partnership interests (whether general or limited) or equivalent  ownership  interests in or issued  by such  Person,  and with  respect  to the  Company  includes,  without limitation, any and all shares of Common Stock.

            "CHANGE OF CONTROL"  means the  occurrence  of any of the  following events:

                        (i) any  Person or group is or  becomes  the  beneficial
            owner of Voting  Securities  representing more than 50% of the Total
            Voting Power; or

                        (ii) a merger, consolidation,  reorganization or similar
            transaction  in which the  shareholders  of the Company  immediately prior to the  transaction  possess less than 50% of the Voting Power of the  surviving  entity  (or its  parent)  immediately  after  the transaction; or

                                      -2-

                        (iii) during any one-year period, individuals who at the
            beginning of such period  constituted  the Board  (together with any new Directors  whose  election by the Board or whose  nomination for election by the  shareholders  of the Company was approved by a vote of a majority of the Directors  then still in office who were either
            Directors  at the  beginning  of such  period or whose  election  or nomination  for election was  previously so approved)  cease for any reason to constitute a majority of the Board then in office.

            "CLOSING"  has the  meaning  assigned  to such term in the  Purchase
Agreements.

            "CLOSING DATE" has the meaning assigned to such term in the Investor
Purchase Agreement.

            "COMMITTEE"  means each of the Audit Committee and the  Compensation
Committee.

            "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company and any securities  issued in respect  thereof,  or in  substitution therefor,  in connection with any stock split,  dividend or combination,  or any reclassification,  recapitalization,  merger,  consolidation,  exchange or other similar reorganization.

            "COMPANY" has the meaning assigned to such term in the preamble.

            "COMPETITOR"  shall mean any Person with a division,  department  or
Subsidiary  principally  engaged in a  financial  planning  business,  brokerage business, or tax services business that is competitive with the Company.

            "CONTROL"  (including  the terms  "CONTROLLED  BY" and "UNDER COMMON
CONTROL WITH"),  with respect to the  relationship  between or among two or more
Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management  of a Person,  whether  through the  ownership  of voting  securities,  as trustee or  executor,  by contract or otherwise.

            "DIRECTOR" means any member of the Board.

            "EQUITY SECURITIES" means (a) with respect to a corporation, any and all shares of Capital Stock and any securities of such  corporation  convertible into, or  exchangeable  or exercisable  for, such shares of Capital  Stock,  and options,  warrants or other rights to acquire such shares of Capital Stock,  (b)
with  respect to a  partnership,  limited  liability  company,  trust or similar
Person,  any and all units,  interests  or other  partnership/limited  liability company  interests,  and any units or  interests  of such  partnership,  limited liability company,  trust or similar Person convertible into, or exchangeable or exercisable for, such units or interests, and options,  warrants or other rights to acquire  such  units or  interests,  and (c) any other  equity  ownership  or participation in a Person.

                                      -3-

            "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of  1934,  as amended, and the rules and regulations promulgated thereunder.

            "EXISTING  SHAREHOLDER  DIRECTORS" has the meaning  assigned to such term in Section 2.1.

            "EXISTING  SHAREHOLDERS" means each of the Existing Shareholders and each Person receiving Common Stock from an Existing Shareholder as a result of a
Permitted Transfer.

            "EXISTING  SHAREHOLDER SHARES" has the meaning assigned to such term in the recitals.

            "FUTURE SECURITIES" shall have the meaning set forth in SECTION 3.2.

            "INVESTOR  SHARES"  has the  meaning  assigned  to such  term in the recitals.

            "INDEPENDENT  DIRECTOR"  shall have the  meaning set forth under the
NASD Marketplace Rules.

            "INVESTOR  DIRECTOR" means any Director  designated or nominated for election to the Board by the  Investor  Shareholders  pursuant to Section 2.1 of this Agreement.

            "INVESTOR  SHAREHOLDERS" means each of the Investor Shareholders and each Person receiving Common Stock from an Investor Shareholder as a result of a
Permitted Transfer.

             "PERMITTED   TRANSFER"   means  a  Transfer  by  (a)  any  Investor
Shareholder  to (i) any  partner of or member in the  Investor  Shareholders  in connection  with a distribution  to such partner or member of Investor Shares or
(ii) any Affiliate of the Investor Shareholders, or (b) any Existing Shareholder
to any  Affiliate  of the  Existing  Shareholders,  in each case (a) or (b), who agrees  to be  bound by the  terms of this  Agreement  if,  as a result  of such
Transfer, such partner or member or Affiliate would own at least 5% of the Total
Voting Power.

            "PERSON" means any natural person,  corporation,  limited  liability company, trust, joint venture, association,  company, partnership,  governmental authority or other entity.

            "PLACEMENT PURCHASE AGREEMENT" has the meaning assigned to such term in the recitals.

            "PLACEMENT  SHARES"  has the  meaning  assigned  to such term in the recitals.

            "PURCHASE  AGREEMENTS" has the meaning  assigned to such term in the recitals.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
Agreement,  dated as of the date  hereof,  between the Company and the  Investor
Shareholders.

            "SEC" means the U.S. Securities and Exchange Commission or any other federal  agency then  administering  the  Securities Act or the Exchange Act and other federal securities laws.

                                      -4-

            "SECURITIES  ACT" means the Securities Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

            "SHARES" has the meaning assigned to such term in the recitals.

            "SUBSIDIARY"  means,  with  respect  to a  party,  any  corporation, partnership,  trust,  limited  liability  company or other  entity in which such party  (and/or  one or more  Subsidiaries  of such  party)  holds stock or other ownership  interests  representing  (a) more that 50% of the voting power of all outstanding  stock or  ownership  interests  of such  entity,  (b) the  right to receive  more  than  50%  of  the  net  assets  of  such  entity  available  for distribution to the holders of outstanding  stock or ownership  interests upon a liquidation  or  dissolution  of  such  entity  or  (c) a  general  or  managing partnership interest or similar position in such entity.

            "13D GROUP" means any "group"  (within the meaning of SECTION  13(d)
of the Exchange  Act) formed for the purpose of  acquiring,  holding,  voting or disposing of Voting Securities.

            "TERM" means the period commencing on the Closing Date and ending on the earlier to occur of (i) the Agreement  Termination  Date or (ii) the date on which this  Agreement  shall be  terminated  by the parties  hereto  pursuant to
Section 4.6;  provided,  that (a) with respect to Section 3.1 only, "Term" shall mean  the  period  commencing  on the  date  hereof  and  ending  on  the  first anniversary  of the date hereof and (b)  certain  obligations  set forth  herein shall survive the Term pursuant to Section 4.1 hereof.

            "TOTAL VOTING  POWER" means the aggregate  number of votes which may be cast in an election of Directors or other  members of the  governing  body of the Company by holders of Voting Securities in respect of Voting Securities.

            "TRANSACTION" has the meaning assigned to such term in the recitals.

            "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge,  encumber,  hypothecate or similarly  dispose of, either  voluntarily or involuntarily,  or to enter  into  any  contract,  option,  short  sale,  hedge, derivative  transaction  (including a registered  hedge) or other arrangement or
understanding  with  respect  to  the  sale,   transfer,   assignment,   pledge,
encumbrance,  hypothecation,  or  similar  disposition  of any  shares of Equity
Securities  beneficially  owned by a Person  or any  interest  in any  shares of
Equity Securities beneficially owned by a Person.

            "VOTING  SECURITIES"  means,  at any  time,  shares  of any class of
Equity Securities of the Company which are then entitled to vote in the election of Directors.

                                      -5-

                                   ARTICLE II

                 CORPORATE GOVERNANCE AND INFORMATION RIGHTS

            2.1 BOARD  REPRESENTATION.  (a) At the  Closing,  the Company  shall appoint two Directors  designated by the Investor  Shareholders  for election by the  Board  and  obtain  resignations  from  two of the  Directors  that are not
Independent  Directors  serving on the Board such that the Board  shall  consist initially  of  seven  Directors.  During  the  Term of this  Agreement,  (i) the
Investor  Shareholders,  acting as a group (by majority  vote based on number of shares of Common Stock  held),  shall have the right to nominate for election to the Board two  Directors  to the Board for so long as the  Investor  Shareholder
Group collectively owns of record a number of shares of Common Stock equal to at least 10% of the then outstanding Common Stock (the "INVESTOR DIRECTORS"),  (ii)
the Existing  Shareholders,  acting as a group (by majority vote based on number of shares of Common Stock  held),  shall have the right to nominate for election to the Board two Directors to the Board for so long as the Existing  Shareholder
Group collectively owns of record a number OF shares of Common Stock equal to at least  10% of the then  outstanding  Common  Stock  (the  "EXISTING  SHAREHOLDER
DIRECTORS")  and (iii)  the  Investor  Directors  and the  Existing  Shareholder
Directors shall jointly nominate three Independent  Directors.  In addition,  in the event  that the Board  (including  at least one  Investor  Director  and one
Existing  Shareholder  Director)  determines to increase the number of directors above seven, such additional directors shall be Independent  Directors and shall be jointly  nominated by the  Investor  Directors  and the Existing  Shareholder
Directors.  Any nomination for the replacement of (x) a Investor  Director prior to the expiration of his or her  respective  term shall be made by the remaining
Investor  Director  or,  if  no  Investor  Directors  remain,  by  the  Investor
Shareholders,  (y) an Existing  Shareholder  Director prior to the expiration of his or her respective term shall be made by the remaining  Existing  Shareholder
Director  or, if no  Existing  Shareholder  Directors  remain,  by the  Existing
Shareholders  or (z) an  Independent  Director prior to the expiration of his or her  respective  term shall be made  jointly by the Investor  Directors  and the
Existing Shareholder Directors;  provided, however, that the current independent
Directors  shall be  entitled  to serve  through  the  earlier to occur of their resignation or the expiration of their respective  current terms and;  provided, further  that to the  extent  that the Board or any  member  thereof  reasonably believes  that it would be contrary to his, her or its  fiduciary  duties to the
Company and its  shareholders  to  nominate  any  Investor  Director or Existing
Shareholder  Director to the Board or any Committee  thereof,  the Board, or any member thereof, may refuse to make such nomination and such refusal shall not be deemed a breach of this Agreement.

                  (b)  Subject to Section  2.1(a),  the  Company,  the  Investor
Shareholders  and the Existing  Shareholders at all times shall take such action as may be  reasonably  required  under  applicable  law to  cause  the  Investor
Shareholders'  designee(s)  and the  Existing  Shareholders'  designee(s)  to be elected to the Board. Furthermore, the Company hereby agrees, subject to SECTION
2.1(A),  to  (i)  include  each  of  the  Director  designees  of  the  Investor
Shareholders  and  the  Existing  Shareholders  (which  are up for  election  in accordance  with the  Bylaws  of the  Company)  on each  slate of  nominees  for election to the Board proposed by the Company and/or the Board (or any Committee thereof),  (ii) recommend the election of the Director designees of the Investor
Shareholders  and  the  Existing  Shareholders  (which  are up for  election  in accordance  with the Bylaws of the Company) to the  shareholders of the Company, and  (iii)  without  limiting  the  foregoing,  to  otherwise  use  commercially reasonable efforts to cause the Director designees of the Investor  Shareholders and the Existing  Shareholders (which are up for election in accordance with the
Bylaws of the Company) to be elected to the Board.

                                      -6-

                  (c) During the Term of this Agreement, one of the two Investor
Directors  shall be appointed as a member of the  Compensation  Committee of the
Board and one of the Investor Directors shall have the right to attend all Audit
Committee  meetings;  PROVIDED,  HOWEVER,  that in the event that the Company is listed on The Nasdaq Stock Market (or such other national securities exchange on which the Common Stock is then listed or quoted for trading), then each Investor
Director shall be qualified  under the rules and  regulations of the SEC and the
Nasdaq Stock  Market (or such other  national  securities  exchange on which the
Common Stock is then listed or quoted for trading) and the Company's  guidelines
(applied on a reasonable and uniform basis  consistent with past practice) as in effect from time to time to serve as a member of the Compensation Committee.

                  (d) During the Term of this  Agreement,  none of the following actions  shall take place  without the  consent of at least one of the  Investor
Directors:

                        (i) the  issuance,  redemption  or purchase of equity or
            debt of the Company  (including the issuance of warrants  and/or the expansion of the Company's current stock option plan), excluding (x)
            issuances of equity or debt securities and the incurrence of debt in connection  with Permitted  Acquisitions  (defined  below),  (y) the incurrence of debt in connection with inventory,  equipment or lease financing in the  ordinary  course of business in any fiscal year in an amount not to exceed 5% of the Company's gross revenue calculated in  accordance  with  GAAP,  consistently  applied  (as set forth in financial  statements  filed with the SEC) for the prior fiscal year together  with all then  outstanding  inventory,  equipment or lease financings, and (z) debt incurred under lines of credit or revolving
            credit  facilities  or  any  renewals,  extensions,   substitutions,
            refundings,  refinancings or replacements of such indebtedness in an amount not to exceed the  greater of the amount  outstanding  on the date hereof and 5% of the  Company's  gross  revenue  calculated  in
            accordance  with  GAAP,   consistently  applied  (as  set  forth  in
            financial statements filed with the SEC) for the prior fiscal year.

                        (ii) the issuance of any omnibus  stock plan which would
            permit the  issuance  to  employees,  officers or  directors  of the
            Company of options for Company stock;  provided  however,  that such consent  shall not be required for the approval of an omnibus  stock plan  of up  to  18%  of  the  number  of  shares  of  Common  Stock outstanding on the Closing Date (after giving effect to the issuance of Common  Stock  pursuant to the Purchase  Agreements),  so long as such plan provides that (i) no more than 20% of the shares of Common
            Stock  available  for grant  under such plan shall be granted in any one  calendar  year,  (ii) no more than 3.5% of the shares of Common
            Stock  available  for grant  under such plan shall be granted to any one  individual in any one calendar year, and (iii) no more than 50%
            of the shares of Common Stock  granted  under such plan in any given year shall be granted to the officers  and  directors of the Company or  any of  their  respective  Affiliates  (excluding  officers  and directors  of the  Company  who  derive at least  50% of their  cash

                                      -7-

            compensation from the Company as sales commission).  (As of the date hereof, the persons set forth on Schedule III derive at least 50% of their cash compensation from the Company as sales commission); or

                        (iii) the creation of any new class of securities; or

                        (iv) any  Affiliate  Transaction,  other than  Affiliate
            Transactions  entered into prior to the date hereof and set forth on the Disclosure  Schedules to the Investor Purchase  Agreement on the
            terms in effect on the date hereof  (including the repayment of debt in accordance with its terms in effect on the date hereof or accrued compensation as of the date hereof owed to Affiliates); or

                        (v)  changes  to the  certificate  of  incorporation  or
            bylaws of the Company or the formation of new committees; or

                        (vi) the entering into a merger,  reorganization or sale
            of the  Company or any of it  Subsidiaries  or the  disposal  of any significant  portion of their respective assets, or the acquiring of any  significant  business or assets from another Person (whether by merger,  asset or stock purchase or otherwise),  other than mergers,
            acquisitions   or  other   business   combinations   involving   the
            acquisition  of  a  business  offering  the  same  or  complimentary services or products to those offered by the Company,  provided that the aggregate purchase price for all such businesses in any 12-month period does not exceed 5% of the Company's gross revenue (calculated in  accordance  with GAAP,  consistently  applied,  (as set forth in financial  statements  filed with the SEC) for the prior fiscal year
            ("Permitted Acquisitions"); or

                        (vii)  material  changes  to the  business  lines of the
            Company as in effect on the date hereof.

                  (e)  During  the  Term of  this  Agreement,  (i) the  Investor
Shareholders  agree  to vote all  shares  of  Common  Stock  then  owned by such
Investor  Shareholder  so as to elect to the Board the Investor  Directors,  the
Existing Shareholder  Directors and the Independent Directors during the Term of this  Agreement  pursuant  to  SECTION  2.1(A)  hereof  and (ii)  each  Existing
Shareholder  agrees  to vote all  shares  of  Common  Stock  then  owned by such
Existing  Shareholder  so as to  elect to the  Board  the  Existing  Shareholder
Directors,  the Investor Directors and the Independent Directors during the Term of this  Agreement  pursuant  to SECTION  2.1(A)  hereof.  In the event that the
Board,  acting in good faith in the exercise of its fiduciary  duty,  determines not to recommend to the Company's stockholders to elect as a director a designee of the Investor Shareholders or a designee of the Existing Shareholders,  if the
Investor Shareholders or the Existing Shareholders  determine to solicit proxies from the  Company's  stockholders  to vote for such  nominee,  the Company shall reimburse the Investor  Shareholders Group or the Existing Shareholder Group, as
the case may be, for their  reasonable  cost  incurred  in  connection  with the solicitation of such proxies.

                                      -8-

                  (f) If one or more Investor  Directors serve as members of the
Board at a time  when the  Investor  Shareholders  no  longer  have the right to designate a Director,  promptly following a written request by a majority of the
Board,  the  Investor   Shareholders   shall   immediately  cause  the  Investor
Director(s) to resign, as so requested.

                  (g) If one or more  Existing  Shareholder  Directors  serve as members of the Board at a time when the Existing Shareholders no longer have the right to  designate  a  Director,  promptly  following  a written  request  by a majority of the Board, the Existing  Shareholders  shall  immediately  cause the
Existing Shareholder Director(s) to resign, as so requested.

            2.2 INVESTOR  SHAREHOLDER  DIRECTOR FEES AND  EXPENSES.  The Company
shall pay each Investor Director customary fees in accordance with the Company's director  compensation  policy as paid to other  non-employee  Directors,  as in effect  from time to time.  The  Company  shall  also  reimburse  each  Investor
Director for its reasonable  out-of-pocket  expenses incurred for the purpose of attending  meetings  of the  Board or the  Compensation  Committee  or the Audit
Committee thereof  (including as a designated  attendee thereof pursuant hereto)
in accordance with the Company's current reimbursement policy.

                                   ARTICLE III

                            STANDSTILL AND TRANSFERS

            3.1   STANDSTILL AGREEMENT.

                  (a) For a period of twelve (12)  months from the date  hereof, except as provided in this  SECTION  3.1,  the  Investor  Shareholders  will not directly or indirectly, nor will they authorize or direct any of their officers,
employees,   agents  and  other   representatives   to,  in  each  case,  unless
specifically  requested  to do so in writing in advance by a  resolution  of the
Board or a Committee:

                        (i) offer, seek or propose to acquire,  ownership of any
            assets  or  businesses  of the  Company  or any of its  Subsidiaries having a fair market  value in excess of 5% of the fair market value of all of the Company's and its Subsidiaries'  assets, or any rights or options to acquire  any such  ownership  (including  from a third party);

                        (ii)  acquire  or  agree,  offer,  seek  or  propose  to
            acquire,  or cause  to be  acquired,  beneficial  ownership  of,  or participate in an  acquisition  of, any securities of the Company or any of its  Subsidiaries,  or any options,  warrants or other rights
            (including,  without  limitation,  any  convertible or  exchangeable securities)  to acquire any such  securities  (except  pursuant to a stock dividend, stock split,  reclassification,  recapitalization or other similar event by the Company;

                        (iii)  make,   or  in  any  way   participate   in,  any
            "solicitation"  of  "proxies"  (as such  terms are used in the proxy rules of the SEC) with  respect to the voting of any  securities  of the Company or any of its  Subsidiaries,  except as  contemplated by
            Section 2.2(e) hereof;

                                      -9-

                        (iv) deposit any securities of the Company or any of its
            Subsidiaries  in a voting  trust or subject  any  securities  of the
            Company to any  arrangement  or agreement with respect to the voting of such securities or enter into any other agreement  having similar effect;

                        (v) form,  join,  or in any way become a member of a 13D
            Group with any other  Person  (other  than its  Affiliates  or other
            Investor  Shareholders) with respect to any voting securities of the
            Company or any of its Subsidiaries;

                        (vi) seek to propose  or  propose,  whether  alone or in
            concert with  others,  any tender  offer,  exchange  offer,  merger,
            business  combination,   restructuring,   liquidation,  dissolution,
            recapitalization or similar transaction involving the Company or any of its Subsidiaries;

                        (vii)  nominate  any person as a Director of the Company
            who is not  nominated  by the then  incumbent  Directors or seek the removal of any person as a Director of the  Company,  or propose any matter to be voted upon by the  shareholders  of the Company or seek to call a meeting of the shareholders of the Company;  provided that the Investor  Shareholders  may designate or nominate  Directors and seek the removal of such Directors,  in accordance with SECTION 2.1;
            or

                        (viii)  take any  action  with  respect  to or  publicly
            announce or disclose any intention, plan or arrangement inconsistent with the foregoing.

                  (b)  Nothing  contained  in SECTION 3.1 shall be deemed in any way  to  prohibit  or  limit  (i)  the  activities  of  the  Investor  Directors discharging  their fiduciary duties as Directors or (ii) any transactions in the ordinary  course of business and on arm's  length terms  between the Company and its  Subsidiaries,  on  the  one  hand,  and  Investor  Shareholders  and  their
Affiliates,  on the other hand, which transactions,  in the case of the Company, shall have been  approved by a majority of the  Directors  who are not  Investor
Directors.

                  (c) If any Person shall  commence and not withdraw a bona fide unsolicited  tender offer or exchange offer that if successful would result in a
Change  of  Control  (an  "OFFER"),  the  Standstill  Period  shall  immediately terminate  unless  within ten (10)  Business  Days of the  announcement  of such
Offer, the independent  directors shall have publicly recommended that the Offer not be accepted.

            3.2   TRANSFER RESTRICTIONS.

                  (a)  During  the  Term  of  this  Agreement,  (i)  each of the
Investor  Shareholders and the Existing  Shareholders  shall not Transfer any of the Investor Shares or the Existing Shareholder Shares, as the case may be, to a
Competitor  (ii)  the  Investor   Shareholders   shall  use  their  commercially

                                      -10-

reasonable efforts to cause the members of the Investor Shareholder Group to not
Transfer  any of the  Investor  Shares to a  Competitor,  and (iii) the Existing
Shareholders  shall  use  their  commercially  reasonable  efforts  to cause the
Existing  Shareholder  Group to not  Transfer  any of the  Existing  Shareholder
Shares to a Competitor.

                  (b)  None  of  the  Investor   Shareholders  or  the  Existing
Shareholders  shall effect any Transfer in violation of any applicable law or if
such  Transfer  would  affect  the   availability  of  the  exemption  from  the
registration requirements under the Securities Act relied upon by the Company in connection with the issuance of the Investor Shares or the Existing  Shareholder
Shares pursuant to the Purchase Agreements.

                  (c) Promptly  following  any  Transfer or upon the  reasonable request of the  Company  or any  Director,  the  Investor  Shareholders  and the
Existing  Shareholders  shall  promptly  notify  the  Company  of the  number of
Investor Shares or Existing  Shareholder  Shares which such Person own of record or has the right to vote.

            3.3 RIGHT OF FIRST REFUSAL TO INVESTOR SHAREHOLDERS. During the Term
of this  Agreement,  the Company  hereby  grants to each member of the  Investor
Shareholder  Group the right of first  refusal  to  purchase a pro rata share of
Future  Securities  (as defined in this SECTION 3.3) which the Company may, from time to time,  propose to sell and issue.  A member of the Investor  Shareholder
Group's pro rata share,  for  purposes  of this right of first  refusal,  is the ratio of the number of shares of Common  Stock owned by such Person  immediately prior to the  issuance  of Future  Securities  to the total  number of shares of
Common Stock outstanding immediately prior to the issuance of Future Securities.
This right of first refusal shall be subject to the following provisions:

                  (a)  "FUTURE  SECURITIES"  shall mean any  issuance of Capital
Stock in a financing transaction (other than an underwritten public offering), a purpose  of which is  raising  capital,  at a price  which is less  than  ninety percent (90%) of the 10-day average closing price of Common Stock as reported by the Bloomberg  Professional  Service (x) established on the date on which Notice
(as defined below) is delivered to members of the Investor Shareholder Group, if the  issuance is to be sold at a price which has been  established  prior to the date of such Notice,  or (y) on the day immediately prior to the closing date of such  transaction  if the  price  has not  been  established  prior  to  Notice.
Notwithstanding  anything to the contrary, the term "FUTURE SECURITIES" does not include:

                        (i)  shares  of  Common  Stock  issued  or  issuable  to
            officers, directors and employees of, or consultants to, the Company pursuant to stock  grants,  option  plans,  purchase  plans or other employee stock incentive  programs or  arrangements  approved by the
            Board and, if  required,  an Investor  Director  pursuant to Section
            2.1(d) hereof and the shareholders of the Company;

                        (ii) shares of Common  Stock issued upon the exercise or
            conversion  of  options or  convertible  securities  of the  Company outstanding  as of the  date  of this  Agreement,  as set  forth  on
            SCHEDULE 3.3(A) hereto;

                                      -11-

                        (iii)  shares of Capital  Stock  issued or  issuable  to
            banks, equipment lessors or other financial institutions pursuant to a commercial  leasing or secured debt  financing  transaction in the ordinary course of business  approved by the Board and, if required, an Investor Director pursuant to Section 2.1(d) hereof; and

                        (iv) shares of Capital  Stock of the  Company  which are
            issued or issuable  pursuant to and in  connection  with a strategic transaction or an acquisition or other business combination approved by a the Board and, if required,  an Investor  Director  pursuant to
            Section 2.1(d) hereof.

                  (b) In the event the Company proposes to undertake an issuance of Future  Securities,  it shall give each  member of the  Investor  Shareholder
Group written notice of its  intention,  describing in detail the type of Future
Securities,  identities of purchasers,  if known,  and their price and the terms upon which the Company proposes to issue the same ("Notice"). Each member of the
Investor  Shareholder  Group  shall  have the right to request  such  additional information  about the Company and the proposed issuance of Future Securities as it reasonably  determines is necessary to make an informal investment  decision, subject to the execution of a confidentiality  agreement in form satisfactory to the  Company,  if  requested  by  the  Company.  Each  member  of  the  Investor
Shareholder  Group  shall  have  ten  (10)  days  after  all of such  additional information  is received to agree to purchase  such  member's  pro rata share of such Future  Securities for the price and upon the terms specified in the notice by giving  written  notice to the Company and  stating  therein the  quantity of
Future  Securities  to be purchased  and may  condition  its  purchase  upon the
Company  otherwise  completing the remaining portion of the proposed issuance of
Future Securities.

                  (c) In the event any member of the Investor  Shareholder Group fails to  exercise  fully the right of first  refusal  within  said ten (10) day period and after the  expiration of the  additional  ten (10) day period for the exercise of the over-allotment provisions of this SECTION 3.3, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of Future Securities  covered thereby shall be closed, if at all, within  ninety  (90) days from the date of said  agreement)  to sell the  Future
Securities respecting which the member of the Investor Shareholder Group's right of first refusal  option set forth in this SECTION 3.3 was not  exercised,  at a price and upon terms no more favorable to the purchasers  thereof than specified in the Company's notice to members of the Investor Shareholder Group pursuant to
SECTION  3.3(B).  In the event the  Company has not sold within such ninety (90)
day  period,  the  Company  shall  not  thereafter  issue  or  sell  any  Future
Securities,  without first again offering such  securities to the members of the
Investor Shareholder Group in the manner provided in SECTION 3.3(B) above.

                  (d) The right of first refusal  granted under this SECTION 3.3 shall  expire  upon,  and  shall  not be  applicable  to the  closing  of a firm underwritten  public offering of Common Stock with gross proceeds to the Company in excess of $10 million.

                  (e) The right of first  refusal set forth in this  SECTION 3.3 may not be assigned or transferred, except to a Permitted Transferee.

                                      -12-

            3.4   COMPANY'S RIGHT OF FIRST REFUSAL.

                  (a) If any  member of the  Investor  Shareholder  Group or the
Existing  Shareholder Group proposes to Transfer any Common Stock to any Person, other  than a  Permitted  Transfer  or a  Transfer  pursuant  to a  Registration
Statement (as such term is defined in the Registration  Rights Agreement) or any other "open  market"  sale made  through a broker,  then such Person shall first give written notice to the Company (such written notice being referred to as the
"TRANSFER  NOTICE")  that (i) sets  forth the  number of shares of Common  Stock proposed to be sold (the "OFFERED SHARES"), (ii) sets forth the name and address of the proposed  purchaser  (the  "PROPOSED  Purchaser")),  (iii) sets forth the price and other terms of the proposed sale, and (iv) includes a copy of the bona fide written offer received by such Person from the Proposed Purchaser.

                  (b)  The  Transfer  Notice  shall  constitute  an  offer  (the
"OFFER") by such Investor  Shareholder(s) or Existing Shareholder(s) to sell the
Offered  Shares to the Company or its  designee  (the "OPTION  HOLDER").  If the proposed  sale is for other than cash,  then the price per share shall be deemed to be the fair market value per share, as reasonably determined by the Board, of the consideration offered by the Proposed Purchaser.

                  (c) The Option  Holder shall have ten (10)  Business days from the date they receive the Offer in which to agree to purchase all of the Offered
Shares  by  so  notifying  the  selling  Investor   Shareholder(s)  or  Existing
Shareholder(s),  as the case may be, in writing.  Such notice and election shall be  irrevocable.  In accordance with the provisions of SECTION 3.4, if, pursuant to its written  notice the Option  Holder does not elect to purchase  all of the
Offered Shares,  then the offering  shareholder  may immediately  consummate the sale of the Offered Shares to the Proposed  Purchaser on terms no less favorable to the Investor Shareholders or Existing Shareholders,  as the case may be, than as set forth in the Transfer Notice.

                  (d) If the Offer is accepted  with  respect to all the Offered
Shares in  accordance  with SECTION 3.4, the closing of the purchase and sale of the Offered  Shares shall be held at the principal  office of the Company on the date and at the time set forth in the written  notice given by the Option Holder to the selling Investor  Shareholder(s)  or Existing  Shareholder(s),  but in no
event later than ten (10) days after such notice, if the Option Holder elects to purchase the Offered  Shares.  The Option  Holder  shall  deliver to the selling
Investor  Shareholder(s)  or  Existing  Shareholder(s)  at the  closing the full purchase  price  payable for the Offered  Shares by means of a cashier's  check, certified check, or wire transfer and documents containing such acknowledgments, representations,  and  agreements  that  counsel for the Company may  reasonably require in order for the  transfer to comply with  applicable  federal and state securities laws. The selling Investor  Shareholder(s) or Existing Shareholder(s)
shall deliver to the purchasers certificates representing the Offered Shares, if any,  duly  endorsed  in blank for  transfer or with duly  executed  blank stock powers  attached,  together  with such other  documents  as may be  necessary or appropriate,  in the  reasonable  opinion  of  counsel  for the  purchasers,  to effectuate the transfer to the Option Holder.

                  (e) If the Offer is not accepted by the Option  Holder  within ten (10) Business Days of the date that the Transfer  Notice is delivered to the
Company  pursuant to SECTION  3.4(B),  the selling  Investor  Shareholder(s)  or
Existing Shareholder(s) shall be free to sell all, but not less than all, of the

                                      -13-

Offered Shares,  PROVIDED,  HOWEVER,  that (i) such sale by the selling Investor
Shareholder(s) or Existing Shareholder(s) must be made to the Proposed Purchaser on terms of the proposed  disposition that are no less favorable to the Investor
Shareholder(s) or Existing Shareholder(s),  as the case may be, described in the
Transfer  Notice,  (ii) such sale must be  consummated  within  thirty (30) days after the date that the Transfer Notice is delivered to the Company  pursuant to
SECTION 3.4(B), and (iii) such sale shall comply with all applicable federal and state  securities  laws.  If the Offered  Shares are not so sold to the Proposed
Purchaser  prior to the  expiration  of such  thirty (30) day period on terms no
more   favorable   to  the   selling   Investor   Shareholder(s)   or   Existing
Shareholder(s),  the Offered  Shares shall again be subject to the provisions of this Agreement as though the Offer had not previously been made.

                  (f) The right of first refusal  granted under this SECTION 3.4 shall  expire  upon,  and  shall  not be  applicable  to the  closing  of a firm underwritten  public offering of Common Stock with gross proceeds to the Company in excess of $10 million.

                  (g) The right of first  refusal set forth in this  SECTION 3.4 may not be assigned or transferred.

            3.5 SECURITIES LAW COMPLIANCE;  REPORTING OBLIGATIONS. Each Investor
Shareholder and Existing Shareholder covenants to comply with (a) all applicable restrictions  on transfer set forth in the Exchange Act, the Securities Act, and all  rules  promulgated  thereunder,  including  but not  limited  to  Rule  144
promulgated  under  the  Securities  Act,  and  (b)  the  applicable   reporting
obligations  under  Section  13 of the  Exchange  Act and the rules  promulgated thereunder.  In addition,  each Investor  Shareholder  and Existing  Shareholder covenants that it will deliver to the Company a copy of all beneficial ownership reports that are required to be filed pursuant to Section 13 of the Exchange Act and the rules  promulgated  thereunder in accordance with the notice  provisions herein,  within three (3) Business days of the date of the filing of such report with the SEC.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1   TERMINATION.

                  (a) This Agreement shall terminate, except for this Article IV which shall survive such termination, upon the earlier to occur of the Agreement
Termination  Date or upon the  written  consent  of the  parties  hereto in such manner required for amendments hereto as provided in SECTION 4.6.

                  (b) The  termination  of this  Agreement  will not relieve any party  for any  liability  arising  from a breach of  representation,  warranty, covenant or other agreement occurring prior to such termination.

            4.2 EXPENSES.  Except as otherwise provided in the Investor Purchase
Agreement,  all expenses  incurred in  connection  with this  Agreement  and the transactions  contemplated  hereby  shall be paid by the  party  incurring  such expenses.

                                      -14-

            4.3 ASSIGNMENT;  BENEFITS.  Unless expressly  permitted  pursuant to this Agreement,  neither the Investor Shareholders nor the Existing Shareholders
may assign their rights hereunder without the consent of the Company and, in the event of a proposed assignment by an Existing Shareholder, an Investor Director.

            4.4 ENTIRE  AGREEMENT.  This  Agreement  (including any schedules or exhibits  hereto),  together  with  the  Investor  Purchase  Agreement  and  the
Registration Rights Agreement  constitutes the full and entire understanding and agreement  among the  parties  with  respect to the  subject  matter  hereof and supersedes and preempts any prior understandings,  agreements or representations by or among the parties,  written or oral,  that may have related to the subject matter hereof in any way.

            4.5  SEVERABILITY.  In case any provision of this Agreement shall be invalid, illegal or unenforceable,  the validity, legality and enforceability of the remaining  provisions shall not in any way be affected or impaired  thereby;
provided  that the  essential  terms and  conditions  of this  Agreement for the parties  remain valid,  binding and  enforceable;  PROVIDED,  FURTHER,  that the economic and legal substance of the transactions  contemplated by this Agreement is not affected in any manner  materially  adverse to any party. In event of any such determination,  the parties agree to negotiate in good faith to modify this
Agreement to fulfill as closely as possible  the  original  intents and purposes hereof.  To the extent  permitted by Law, the parties  hereby to the same extent waive any  provision  of Law that renders any  provision  hereof  prohibited  or unenforceable in any respect.

            4.6  AMENDMENTS  AND  WAIVERS.  This  Agreement  may not be amended, modified or supplemented without the written consent of the Company the Investor
Shareholders,   and  the  Existing  Shareholders  and  waivers  or  consents  to departures  from the  provisions  hereof  may be given in  writing  by the party granting such waiver, consent or departure.

            4.7 NOTICES.  All notices and other  communications  provided for or permitted  hereunder  shall be made in writing and duly given when  delivered by hand or  mailed  by  express,  registered  or  certified  mail,  or any  courier guaranteeing  overnight delivery (a) if to an Investor Shareholder,  at the most current  address  given  by the  Investor  Shareholder  in  accordance  with the provisions of this SECTION 4.7, which address initially is the address set forth in the Investor  Purchase  Agreement  with respect to the Investor  Shareholder, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas,  26th Floor, New
York,  New York 10019,  attention  Jeffrey S. Tullman,  Esq.;  and (b) if to the
Company or the Existing  Shareholders,  to the attention of its General Counsel, initially at the Company's address set forth in the Investor Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this SECTION 4.7, with a copy to Blank Rome LLP, 405 Lexington
Avenue, New York, New York 10174, attention Robert J. Mittman, Esq.

                                      -15-

            4.8  GOVERNING  LAW.  This  Agreement   shall  be  governed  by  and
interpreted  and enforced in accordance  with the laws of the State of New York, without  giving  effect  to any  choice  of law or  conflict  of laws  rules  or provisions  (whether  of the State of New York or any other  jurisdiction)  that would cause the application of the laws of any jurisdiction other than the State of New York.

            4.9 SUBMISSION TO JURISDICTION;  WAIVER OF JURY TRIAL. No proceeding related  to  this  Agreement  or the  transactions  contemplated  hereby  may be commenced,  prosecuted  or  continued  in any court other than the courts of the
State of New York  located  in the City and  County of New York or in the United
States District Court for the Southern  District of New York, which courts shall have  jurisdiction over the adjudication of such matters,  and the Company,  the
Existing  Shareholders  and the Investor  Shareholders  hereby  irrevocably  and unconditionally  consent to the jurisdiction of such courts and personal service with  respect  thereto,  waive any  objection to the laying of venue of any such litigation  in such courts and agree not to plead or claim that such  litigation brought in any courts has been  brought in an  inconvenient  forum.  Each of the
Company,  the Existing  Shareholders and the Investor  Shareholders hereby waive all right to trial by jury in any proceeding (whether based upon contract,  tort or otherwise) in any way arising out of or relating to this  Agreement.  Each of the Company, the Existing  Shareholders and the Investor Shareholders agree that a final  judgment  in any such  proceeding  brought in any such  court  shall be conclusive  and binding upon the Company and may be enforced in any other courts in the  jurisdiction  of which the Company  are or may be subject,  by suit upon such judgment.

            4.10 COUNTERPARTS. This Agreement and any amendments,  modifications or  supplements  hereto may be executed in any number of  counterparts,  each of which when so executed  shall be deemed an original,  and all of which  together shall constitute one and the same agreement.

            4.11 FURTHER  ASSURANCES.  Each party hereto shall do and perform or cause to be done and  performed  all such  further  acts and  things  and  shall execute and deliver all such other agreements,  certificates,  instruments,  and documents as any other party hereto reasonably may request in order to carry out the  provisions  of this  Agreement  and the  consummation  of the  transactions contemplated hereby.

            4.12  RECAPITALIZATION,  ETC. In the event that any capital stock or other  securities are issued in respect of, in exchange for, or in  substitution
of,   any   shares   of  Common   Stock  by   reason   of  any   reorganization,
recapitalization,  reclassification, merger, consolidation, spin-off, partial or complete liquidation,  stock dividend, split-up, sale of assets, distribution to shareholders or combination of the shares of Common Stock or any other change in capital  structure of the Company,  appropriate  adjustments  shall be made with respect  to the  relevant  provisions  of this  Agreement  so as to  fairly  and equitably preserve,  as far as practicable,  the original rights and obligations of the parties hereto under this Agreement.

            4.13 REMEDIES FOR BREACH;  SPECIFIC  PERFORMANCE.  In the event of a breach by any party to this Agreement of its  obligations  under this Agreement, the party injured by such breach,  in addition to being entitled to exercise all rights  granted  by law,  including  recovery  of damages  and costs  (including reasonable  attorneys' fees),  shall be entitled to specific  performance of its

                                      -16-

rights under this Agreement,  it being agreed that the remedy at law,  including
monetary  damages,   for  breach  of  any  such  provision  will  be  inadequate compensation  for any loss  and that any  defense  in any  action  for  specific performance  that a remedy at law would be  adequate  is  waived.  It is further agreed that  injunctive  relief shall be available to the Investor  Shareholders and the  Existing  Shareholders  for breach of Section  2.1(e)  above,  it being agreed that the remedy at law,  including  monetary  damages,  for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for  injunctive  relief  that a remedy at law would be adequate is waived.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -17-

            IN  WITNESS   WHEREOF,   the  parties   hereto  have  executed  this
Shareholder Agreement as of the date first set forth above.

                                  GILMAN + CIOCIA, INC.

                                  By: /s/ Ted H. Finkelstein
                                      ------------------------------------------
                                      Name:  Ted H. Finkelstein
                                      Title: Vice President

                                  WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

                                  By: Wynnefield Capital Management, Inc.,
                                      its Investment Manager

                                      By: /s/ Nelson Obus
                                          --------------------------------------
                                          Name:  Nelson Obus
                                          Title: President

                                  WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

                                  By: Wynnefield Capital Management, LLC,
                                      its general partner

                                      By: /s/ Nelson Obus
                                          --------------------------------------
                                          Name:  Nelson Obus
                                          Title: Co-Managing Member

                                  WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

                                  By: Wynnefield Capital Management, LLC,
                                      its general partner

                                      By: /s/ Nelson Obus
                                          --------------------------------------
                                          Name:  Nelson Obus
                                          Title: Co-Managing Member

                                  WEBFINANCIAL CORPORATION

                                  By: /s/ Jack Howard
                                      ------------------------------------------
                                      Name:  Jack Howard
                                      Title:

                                      -18-

                                  EXISTING SHAREHOLDERS:

                                  Prime Partners, Inc.

                                  By: /s/ Ralph A. Porpora
                                      ------------------------------------------
                                      Name:  Ralph A. Porpora
                                      Title: Vice President

                                  /s/ MICHAEL P. RYAN
                                  ----------------------------------------------
                                  Michael P. Ryan

                                  /s/ CAROLE ENISMAN
                                  ----------------------------------------------
                                  Carole Enisman

                                  /s/ TED H. FINKELSTEIN
                                  ----------------------------------------------
                                  Ted H. Finkelstein

                                  /s/ DENNIS CONROY
                                  ----------------------------------------------
                                  Dennis Conroy

                                  Prime Partners II, LLC

                                  By: /s/ Ralph A. Porpora
                                      ------------------------------------------
                                      Ralph A. Porpora, Member and Manager

                                      -19-

                                   SCHEDULE I

                        SCHEDULE OF INVESTOR SHAREHOLDERS

Wynnefield Small Cap Value Offshore Fund, Ltd.

Wynnefield Partners Small Cap Value, L.P.

Wynnefield Partners Small Cap Value, L.P. I

WebFinancial Corporation

                                      -20-

                                   SCHEDULE II

                        SCHEDULE OF EXISTING SHAREHOLDERS

MICHAEL P. RYAN
CAROLE ENISMAN
TED H. FINKELSTEIN
DENNIS CONROY
PRIME PARTNERS, INC.
PRIME PARTNERS II, LLC

                                      -21-

                                  SCHEDULE III

    SCHEDULE OF OFFICERS AND DIRECTORS WHO DERIVE AT LEAST 50% OF THEIR CASH
             COMPENSATION AS SALES COMMISSION AS OF THE DATE HEREOF

James Ciocia

                                      -22-